Exhibit 8.2

January 8, 2018

C1 Investment Corp.

3344 Highway 149

Eagan, MN 55121

Ladies and Gentleman:

We have acted as counsel to C1 Investment Corp., a Delaware corporation (“C1”), in connection with the transactions described in the Registration Statement on Form S-4 originally filed with the Securities and Exchange Commission on December 1, 2017 as amended through the date hereof (the “Registration Statement”) of which this exhibit is a part. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not defined herein have the meanings set forth in the Registration Statement.

In preparing this opinion, we have examined and relied upon the Registration Statement, including the prospectus included therein, the Agreement and Plan of Merger dated as of November 30, 2017 (the “Merger Agreement”) by and among Forum Merger Corporation, a Delaware corporation (“Forum”), FMC Merger Subsidiary Corp., a Delaware corporation and wholly-owned subsidiary of Forum (“Merger Sub I”), FMC Merger Subsidiary LLC, a Delaware limited liability company and wholly-owned subsidiary of Forum (“Merger Sub II”), C1, and Clearlake Capital Management III, L.P. in its capacity as the Seller Representative (the “Seller Representative”), and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the transactions described in the Registration Statement will be consummated in accordance with the description in the Registration Statement.

In rendering this opinion, we have assumed without investigation or verification that the facts and statements set forth in the Registration Statement and the Merger Agreement are true, correct and complete in all material respects; that the Mergers will be completed in accordance with the Registration Statement and the Merger Agreement; that the representations and covenants contained in tax representation letters delivered to us by C1 and by Forum, Merger Sub I and Merger Sub II are true and accurate; that there is no change in applicable law between the date hereof and the effective time of the Mergers; that any representation in any of the documents referred to herein that is made “to the best of the knowledge and belief” (or similar qualification) of any person or party is true, correct and complete without such qualification; and that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. Any inaccuracy in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect

Cooley LLP   3175 Hanover Street   Palo Alto, CA   94304-1130

t: (650) 843-5000   f: (650) 849-7400   cooley.com

January 8, 2018

Page Two

on the date of this opinion, all of which are subject to change (possibly with retroactive effect) or reinterpretation. No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we confirm that the statements in the Registration Statement under the heading “Certain Material U.S. Federal Income Tax Considerations of the Business Combination to U.S. Holders of C1 Stock,” subject to the limitations and qualifications described therein, insofar as they relate to matters of U.S. federal income tax law, constitute our opinion of the material U.S. federal income tax consequences of the Mergers.

No opinion is expressed as to any matter not discussed herein.

We hereby consent to the use of our name under the heading “Certain Material U.S. Federal Income Tax Considerations of the Business Combination to U.S. Holders of C1 Stock,” and “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY LLP

By:	/s/ Jeremy Naylor
Jeremy Naylor

Cooley LLP   3175 Hanover Street   Palo Alto, CA   94304-1130

t: (650) 843-5000   f: (650) 849-7400   cooley.com